UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020 (March 23, 2020)

EVERSOURCE ENERGY
(Exact name of registrant as specified in its charter)

Massachusetts	1-5324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, MA 01104
(Address of principal executive offices, including zip code)

(800) 286-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8    Other Events

Item 8.01	Other Events.

Eversource Energy physically settled the remaining portion of its equity forward sale agreement with Goldman Sachs & Co. LLC by delivering 1,500,000 Eversource common shares on March 23, 2020 and 4,460,000 Eversource common shares on March 26, 2020, in exchange for total net proceeds of $419.8 million. Eversource used the net proceeds to repay short-term debt.

Eversource entered into the forward sale agreement with Goldman Sachs & Co. LLC on June 4, 2019, as part of an equity offering of an aggregate of 17,940,000 common shares, 5,980,000 of which common shares were issued directly by Eversource on the closing date. Eversource physically settled the first portion of the forward sale agreement on December 30, 2019, by delivering 6,000,000 common shares in exchange for net proceeds of $425.4 million. Overall, Eversource physically delivered a total of 11,960,000 common shares under the forward sale agreement in exchange for aggregate net proceeds of $845.2 million.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY (Registrant)

Date: March 30, 2020	By: /s/ JAY S. BUTH
Jay S. Buth Vice President, Controller and Chief Accounting Officer